Form 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            Vita Food Products, Inc.

             (Exact name of registrant as specified in its charter)

          Nevada                                          36-3171548

(State of incorporation or organization)      (IRS Employer Identification No.)

2222 West Lake Street, Chicago, Illinois                  60612
(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered

Common Stock, $.01 par value per share         Chicago Stock Exchange
Redeemable Common Stock Purchase Warrants      Chicago Stock Exchange


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Item 1.  Description of Registrant's Securities to be Registered.

The information required by this Item is included in the section captioned "Description of Company's Securities" of the Prospectus included as part of Registrant's Registration Statement on Form SB-2, as amended (File No. 333-5738), which Section is hereby incorporated by reference.


Item 2. Exhibits

I. The following documents are filed herewith unless noted as being incorporated by reference pursuant to Rule 12b-32.

1. (a) Specimen Certificate of Common Stock, $.01 par value per share.

   (b) Form of Warrant Agreement between Registrant, American Stock Transfer & Trust Company and National Securities Corporation an Access Financial Group, Inc., with form of Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to Registrant's Registration Statement on Form SB-2, File No. 333-5738).

2. (a) Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, File No. 333-5738).

   (b) By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, File No. 333-5738).

II. No exhibits required to be filed.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        VITA FOOD PRODUCTS, INC.

                                        By: /s/ Stephen D. Rubin
                                        -----------------------------------
                                                Stephen D. Rubin, President
December 19, 1996